Exhibit 10.65

Addendum to Restricted Stock Agreement Dated October 24, 2002

Pursuant to Section 11 of the agreement between UAL Corporation (the "Company") and Peter D. McDonald (the "Employee) dated October 24, 2002 regarding the grant of restricted stock under the 2002 Share Incentive Plan of UAL Corporation (the "Agreement"), effective as of the date of grant, the number of shares granted under the Agreement is reduced from Twenty-Five Thousand (25,000) shares to zero (0) shares.

UAL CORPORATION

By /s/ Glenn F. Tilton
Chairman, President and
Chief Executive Officer

ACCEPTED:

/s/ Peter D. McDonald
Peter D. McDonald